Exhibit 10.1

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (this “Amendment”), dated December 20, 2018 (the “Amendment Effective Date”) by and among Alkermes Pharma Ireland Limited, a private company limited by shares and incorporated in Ireland (“APIL”), Daravita Limited, a private company limited by shares and incorporated in Ireland (“Daravita”), Alkermes US Holdings, Inc. (as successor in interest to Eagle Holdings USA, Inc.), a Delaware corporation (together with APIL, “Sellers”), Recro Pharma, Inc., a Pennsylvania corporation (“Recro”) and Recro Gainesville LLC (as successor to Recro Pharma LLC), a Massachusetts limited liability company and wholly-owned subsidiary of Recro (“Recro Gainesville” and, together with Recro, “Purchasers”), amends that certain Purchase and Sale Agreement, dated as of March 7, 2015 and amended on December 8, 2016, by and among Sellers, Daravita and Purchasers (as amended, the “Agreement”).

ARTICLE I

AMENDMENT

1.1    Exhibit E. Section 2.1(a) of Exhibit E is hereby deleted in its entirety and replaced with the following:

“(a)    Development Milestone Earn-Out Consideration.

(i)    The following amounts (“Development Milestone Earn-Out Consideration”) shall be payable in accordance with Section 2.8 of the Agreement and this Exhibit E upon achievement of the following events (“Development Milestones”) by Purchaser and its Affiliates, licensees and sublicensees, and shall be non-refundable and non-creditable and not subject to deduction or set-off:

        (A)     Within thirty (30) calendar days following December 20, 2018, Purchaser shall pay to APIL Five Million U.S. Dollars (US$5,000,000.00) and within thirty (30) calendar days following March 24, 2019, Purchaser shall pay to APIL Five Million U.S. Dollars (US$5,000,000.00); and (B) the following amounts:

Development Milestone	Amount of Development Milestone Earn-Out Consideration (U.S. Dollars)
Approval of an NDA for the first Earn-Out Product (the “First Approval”)	$5,000,000.00
First anniversary of the First Approval	$6,429,000.00
Second anniversary of the First Approval	$6,429,000.00
Third anniversary of the First Approval	$6,429,000.00
Fourth anniversary of the First Approval	$6,429,000.00
Fifth anniversary of the First Approval	$6,429,000.00
Sixth anniversary of the First Approval	$6,429,000.00
Seventh anniversary of the First Approval	$6,429,000.00

(ii)    Purchaser shall notify and pay to APIL (A) the Development Milestone Earn-Out Consideration payable upon the First Approval within one hundred eighty (180) calendar days following the occurrence of the First Approval and (B) each Development Milestone Earn-Out Consideration payment other than the First Approval payment within thirty (30) calendar days after the occurrence of the corresponding Development Milestone. Each payment made pursuant to Section 2.1(a) of this Exhibit E shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.”

ARTICLE II

WARRANT AMENDMENT

2.1    Warrant Amendment. In connection with, and concurrently with the execution of, this Amendment, Recro shall amend that certain Warrant to Purchase Stock, issued by Recro to APIL pursuant to the Agreement on April 10, 2015 (the “Warrant”), so as to modify the Warrant Price (as defined in the Warrant) set forth therein from the current Warrant Price to a warrant price that is equal to 1.2 times the closing price of the common stock of Recro on the trading day immediately prior to the Amendment Effective Date (the Warrant as so amended and re-issued, the “Amended Warrant”) and deliver such Amended Warrant to APIL. Recro and APIL hereby acknowledge and agree that the Amended Warrant, and any shares of common stock of Recro issued upon cashless exercise of the Amended Warrant (together, the “Exchanged Securities”), will be issued to APIL in reliance on the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and as such, the Exchanged Securities shall assume the characteristics of the Warrant, including without limitation that any holding period applicable to any such Exchanged Securities will be deemed to have started on the original issuance date of the Warrant.

ARTICLE III

GENERAL

3.1    Effect of Amendment. The Agreement is hereby amended as set forth in this Amendment. Except as specifically provided for in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. Each reference in the Agreement to “hereof,” “hereunder” and “this Agreement” shall, from and after the date of this Amendment, refer to the Agreement, as amended by this Amendment. Each reference in the Agreement to the “date of the Agreement” or similar references (such as “to the date hereof”) shall refer to March 7, 2015.

3.2    Related Agreement. The Parties acknowledge and agree that (i) Recro Gainesville and APIL are parties to a certain Asset Transfer and License Agreement, dated as of April 10, 2015, as amended (the “Related Agreement”), pursuant to which Recro Gainesville is obligated to pay APIL the Earn-Out Consideration set forth in Exhibit E to the Agreement, as amended by this Amendment, which payment obligation is replicated in Exhibit D to the Related Agreement, (ii) on or about the Amendment Effective Date, Recro Gainesville and APIL shall amend Exhibit D to the Related Agreement such that the amendments to the Earn-Out Consideration set forth in this Amendment are mirrored in Exhibit D to the Related Agreement and (iii) the Earn-Out Consideration (set forth in Exhibit E to the Agreement, as amended by this Amendment, and Exhibit D to the Related Agreement, as amended) is to be paid by the Purchasers to APIL only once.

3.3    Miscellaneous Provisions. The provisions of Article XI of the Agreement shall apply mutatis mutandis to this Amendment and to the Agreement as modified by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties set forth below as of the day first above written.

ALKERMES PHARMA IRELAND LIMITED

By:	/s/ Richie Paul
	Name:	Richie Paul
	Title:	Director

DARAVITA LIMITED

By:	/s/ Richie Paul
	Name:	Richie Paul
	Title:	Director

ALKERMES US HOLDINGS, INC.

By:	/s/ James Frates
	Name:	James Frates
	Title:	Director

RECRO PHARMA, INC.

By:	/s/ Ryan D. Lake
	Name:	Ryan D. Lake
	Title:	Chief Financial Officer

RECRO GAINESVILLE LLC

By:	/s/ Ryan D. Lake
	Name:	Ryan D. Lake
	Title:	Treasurer

[Signature Page to Second Amendment to Purchase and Sale Agreement]